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                                                                     Exhibit n.1

                  [Sutherland Asbill & Brennan LLP Letterhead]

                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

         We hereby consent to the reference to our firm in the "Legal Matters" section of the prospectus included in the Pre-Effective Amendment No. 1 to the Registration Statement on Form N-2 for MCG Capital Corporation (File No. 333-106834). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                   SUTHERLAND ASBILL & BRENNAN LLP

August 8, 2003                     By:  /s/ Cynthia M. Krus
                                        ------------------------------------
                                        Cynthia M. Krus